UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2017 (June 26, 2017)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2017, Gastar Exploration Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Certain funds managed indirectly by Ares Management LLC, the sole holders of 2,000 shares of Special Voting Preferred Stock, par value $0.01 per share (“Special Voting Shares”) of the Company, which represents 100% of the issued and outstanding shares of Special Voting Shares, voted the 2,000 shares of Special Voting Shares by written ballot in favor of electing each of Ronald D. Scott and Nathan W. Walton (collectively, the “Special Voting Shares Designees”) to the board of directors of the Company. Each of the Special Voting Shares Designees will be a Preferred Director as such term is defined in the previously filed Certificate of Designation in respect of the Special Voting Shares (the “Special Voting Shares Certificate of Designation”) and each of the Special Voting Shares Designees will serve for the term commencing immediately upon the conclusion of the Annual Meeting  and continuing until the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified, unless such Preferred Director is earlier removed in accordance with the Special Voting Shares Certificate of Designation, resigns or is otherwise unable to serve.

As of May 10, 2017, the record date for the Annual Meeting, 211,903,583 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 - Election of Directors to the Board

The Company’s stockholders elected each of the following persons as directors to serve for terms of one year until the next annual meeting and their successors have been elected and qualified. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
John H. Cassels	132,023,559	3,414,648	41,371,959
Randolph C. Coley	134,055,462	1,382,745	41,371,959
Stephen A. Holditch	134,283,747	1,154,460	41,371,959
Robert D. Penner	134,042,128	1,396,079	41,371,959
J. Russell Porter	128,603,941	6,834,266	41,371,959
Jerry R. Schuyler	134,064,993	1,373,214	41,371,959

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
176,338,652	322,884	148,630	-

Proposal 3 - Advisory Vote on Executive Compensation

The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
132,203,307	2,950,171	284,729	41,371,959

Proposal 4 – Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Named Executive Officers

The Company’s stockholders approved on a non-binding advisory basis the frequency on which the Company’s named executive officers’ compensation is voted upon to be 1 year. The voting results were as follows:

One Year	Two Years	Three Years	Abstain
131,485,710	205,836	3,614,939	131,722

Based on these results, the Company will hold annual non-binding advisory votes regarding our Named Executive Officer compensation until the next required frequency vote occurs.

Proposal 5 – Approval of an amendment to the Company’s Long-Term Incentive Plan

The Company’s stockholders approved the amendment to the Long-Term Incentive Plan to increase the number of shares available for awards under the plan as well as certain other additional changes. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
128,777,531	6,185,864	474,812	41,371,959

Proposal 6 – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock (the “Certificate of Incorporation Amendment”)

The Company’s stockholders approved the Certificate of Incorporation Amendment to increase the number of authorized shares of common stock from 550,000,000 to 800,000,000. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
165,356,705	10,085,747	1,367,714	-

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On June 26, 2017, the Company announced that it has become a member of The Russell 2000® Index, which was reconstituted effective at market close on Friday, June 23. A copy of the Company’s press release, dated June 26, 2017, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be "furnished" solely pursuant to Item 7.01 of this report and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1              Press release, dated June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2017	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

99.1              Press release, dated June 26, 2017.